Exhibit 10.3

EXECUTION COPY

May 22, 2009

MSCI Inc.
88 Pine Street
New York, NY 10005
Attn.  Frederick W. Bogdan, General Counsel
Telephone: (212) 804-2930

Re:           Services Agreement by and between Morgan Stanley and MSCI Inc.

Ladies and Gentlemen:

Morgan Stanley (“Morgan Stanley”) and MSCI Inc. (“MSCI” and, together with Morgan Stanley, the “Parties”) have entered into a Services Agreement dated as of November 20, 2007 (the “Services Agreement”), as amended July 21, 2008.  Except as otherwise provided in this letter agreement (the “Letter Agreement”), all capitalized terms used without definition herein shall have the meanings ascribed to them in the Services Agreement.

Morgan Stanley intends to sell all of the outstanding shares of Class A common stock, par value $0.01 per shares, of MSCI and its subsidiaries owned by Morgan Stanley (the “Sale”, and the date of the consummation of the disposition of all shares of MSCI Class A Common Stock held by Morgan Stanley, the “Sale Date”).

In connection with the Sale, and pursuant to, and in accordance with, Section 8.12 of the Services Agreement, by executing this Letter Agreement the Parties hereby agree that the Schedules are hereby terminated in their entirety and replaced with the Amended and Restated Schedules attached to this Letter Agreement.

Except as amended by this Letter Agreement, all provisions of the Services Agreement and the exhibits thereto shall remain in full force and effect following the Sale Date unless the Services Agreement expires or is terminated in accordance with its terms.

Notwithstanding anything in this Letter Agreement to the contrary, if the Sale does not occur, this Letter Agreement shall be of no force and effect.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Letter Agreement and returning it to us at the address below.

MORGAN STANLEY

By:	/s/ Colm Kelleher
	Name:	Colm Kelleher
	Title:	Chief Financial Officer

Morgan Stanley 1585 Broadway New York, NY 10036

Confirmed, accepted and agreed to as of the date first written above:

MSCI INC.

By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and CEO

Signature page to Services Letter Agreement

Amended and Restated Schedules, dated as of May 22, 2009

to the Services Agreement by and between Morgan Stanley and MSCI Inc.,

dated as of November 20, 2007, as amended July 21, 2008

Schedule I:  Finance Services

Business Function	Finance Services
Providing Party	Morgan Stanley
Receiving Party	MSCI

Description of Services:  Morgan Stanley will perform the following Services for MSCI:

•	Provide MSCI with information on the OMEGA system in order to enable MSCI to account for management charges, intercompany interest, intercompany entries and other charges or allocations

•	Assist with bank account and payment processing in China

Duration of Services: Up to three months, terminable on written notice from MSCI.

Schedule II: Legal and Compliance Services

Business Function	Legal and Compliance Services
Providing Party	Morgan Stanley
Receiving Party	MSCI

Description of Services:  Morgan Stanley will use good faith reasonable efforts to perform the following Services for MSCI:

•
Provide daily electronic trade reports for all personnel with brokerage accounts at a  Morgan Stanley entity or outside broker that is included in the daily electronic trade reports delivered to Designated Managers

Duration of Services: Up to six months, terminable on written notice from MSCI.